Exhibit 99.1

CXApp Inc.

CXApp Inc. (Nasdaq: CXAI) Announces the Appointment of Joy Mbanugo as Chief Financial Officer

Experienced Finance Executive with previous leadership roles at Google Cloud, BlackRock and E&Y

PALO ALTO, CA / August 19,2024 / CXApp Inc. (Nasdaq: CXAI), the global technology leader in employee workplace experiences today announced the appointment of Joy Mbanugo as Chief Financial Officer (CFO), effective immediately, reporting to Chairman and CEO Khurram Sheikh. Mrs. Mbanugo will oversee the company’s financial strategy and operations as it continues its rapid growth and global expansion, transforming workplaces worldwide.

Joy Mbanugo brings over 22 years of financial leadership experience to CXAI, demonstrated by a proven track record of steering organizations through significant periods of transformation and growth. Prior to joining CXAI, she served as the Chief Financial Officer at ServiceRocket, where she was instrumental in optimizing EBITDA through strategic cost management, cash preservation, and driving topline growth. Joy also played a critical role in shaping and executing the company’s go-to-market strategy, aligning financial resources with sales and marketing initiatives to drive sustainable growth. Prior to ServiceRocket, Joy had a leading role in financial planning, analysis, and reporting for cloud partnerships at Google Cloud. At Google, she not only optimized profit margins on major deals but also significantly contributed to one of the largest financial system transformations in the company’s history which significantly enhanced global financial efficiency and business intelligence. Additionally, Joy brings significant experience in treasury and tax management, having overseen comprehensive corporate tax strategies, intercompany transactions, and global cash management of over $100 billion, ensuring robust compliance and optimization of financial resources.

“On behalf of the entire team at CXAI, we are thrilled to welcome Joy Mbanugo as our Chief Financial Officer,” said Khurram Sheikh, Founder, Chairman & CEO of CXAI. “Joy’s extensive experience in financial management and strategic planning will be invaluable as we continue to scale our business and develop a new category in software focused on employee experiences. We conducted a thorough search across Silicon Valley and are fortunate to have someone of her caliber join our team at this exciting juncture.”

Mrs. Mbanugo expressed excitement about joining CXAI at a pivotal time in its growth trajectory. “CXAI is leading the charge in transforming workplace environments through innovative AI-powered solutions. I am excited to join this dynamic team of innovators. My focus will be on driving strategic financial initiatives that align with our ambitious growth trajectory, enhancing value for our shareholders, and positioning CXAI as the leading force in the future of work. Partnering with Khurram and the CXAI team, I am looking forward to this journey of shaping the future of work.”

Khurram Sheikh concluded, “CXAI has been at the forefront of revolutionizing the employee experience, offering cutting-edge solutions that help organizations foster a more engaging and productive workplace. As the company continues to expand its offerings and global footprint, Joy’s leadership will play a crucial role in driving continued financial performance and being a partner to me in executing our business plans. We are all looking forward to Joy’s help in taking CXAI to the sky and beyond!”

About CXApp Inc.

CXApp Inc., is the global technology leader in employee workplace experiences. The Company is headquartered in the SF Bay Area and operates the CXAI SaaS platform that is anchored on the intersection of customer experience (CX) and artificial intelligence (AI) providing digital transformation for the workplace for enhanced experiences across people, places and things.

CXApp’s customers include major Fortune 1000 Global Companies in the technology, financial services, consumer, healthcare, and media entertainment verticals.

www.cxapp.com

CXApp Inc.: marketing@cxapp.com

SOURCE: CXApp Inc.

Topic: Management Changes